Exhibit 99.1

2 Batterymarch Park, Suite 301, Quincy, MA 02169

News Release

For Immediate Release July 26, 2022	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. ANNOUNCES SECOND QUARTER 2022 FINANCIAL RESULTS

QUINCY, Massachusetts, July 26, 2022 – Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank (the “Bank”), today announced net income of $248,000, or $0.05 per basic and diluted share, for the three months ended June 30, 2022 compared to a net loss of $235,000, or $0.05 per basic and diluted share, for the three months ended March 31, 2022 and net income of $1.6 million, or $0.32 per basic share and $0.31 per diluted share, for the three months ended June 30, 2021. Excluding $357,000 in merger expenses, net income on a non-GAAP basis was $605,000, or $0.12 per diluted share, for the three months ended June 30, 2022. Excluding $240,000 in severance expenses, $588,000 in merger expenses, and $290,000 for the reversal of a cease use liability, net income on a non-GAAP basis was $318,000, or $0.06 per diluted share, for the three months ended March 31, 2022. Excluding $145,000 in severance expenses, $71,000 in other outsourcing expenses, and $29,000 in losses on disposals of fixed assets, net income on a non-GAAP basis was $1.8 million, or $0.34 per diluted share, for the three months ended June 30, 2021. Please see the tables attached hereto for a reconciliation of these and other non-GAAP financial measures.

For the six months ended June 30, 2022, net income was $13,000 or $0.00 per basic and diluted share, compared to net income of $5.7 million, or $1.14 per basic share and $1.10 per diluted share, for the six months ended June 30, 2021. Net income on a non-GAAP basis, excluding certain nonrecurring items, was $923,000, or $0.18 per diluted share, for the six months ended June 30, 2022, compared to net income on a non-GAAP basis, excluding other certain nonrecurring items, of $5.9 million, or $1.15 per diluted share, for the six months ended June 30, 2021. Please see the tables attached hereto for a reconciliation of these and other non-GAAP financial measures.

At June 30, 2022, total assets amounted to $774.8 million, compared to $770.3 million at March 31, 2022, an increase of $4.5 million, or 0.6%. Total loans increased by $78.1 million, or 13.3%, to $662.9 million at June 30, 2022 from $584.8 million at March 31, 2022, and loans held for sale decreased by $13.0 million to $9.7 million at June 30, 2022 from $22.7 million at March 31, 2022. Cash and cash equivalents decreased to $14.9 million at June 30, 2022, a decrease of $56.2 million, or 79.0% from $71.1 million as of March 31, 2022, as a result of loan growth and a decrease in Federal Home Loan Bank of Boston (“FHLB”) borrowings of $12.1 million, partially offset by a decrease in loans held for sale. Compared to June 30, 2021, total assets grew $30.6 million, or 4.1%, from $744.1 million. The growth from the prior year period was driven by an increase in total loans of $116.5 million, or 21.3%, partially offset by a decrease in loans held for sale of $64.5 million, or 86.9% and a decrease in cash and cash equivalents of $20.0 million, or 57.3%.

William M. Parent, President and Chief Executive Officer, stated, “During the quarter, we were pleased to obtain shareholder approval for the proposed merger with Hometown Financial Group, Inc. (“Hometown”). We are excited to be joining Hometown and becoming part of a larger organization. I want to thank our employees for their dedication and hard work during this time of transition as we maintain a business-as-usual environment for our customers.”

Second Quarter Operating Results

Net interest income increased by $744,000, or 14.1%, to $6.0 million for the three months ended June 30, 2022 from $5.3 million for the three months ended March 31, 2022. This increase was primarily due to a 16.6% increase in average balances of 1-4 family residential loans and a 14 basis point improvement in the average yield earned on these loans. The yield earned on interest-earning assets increased by 53 basis points from the prior quarter, and the rate paid on interest-bearing liabilities decreased by 1 basis point from the prior quarter. The net interest margin increased by 53 basis points to 3.39% for the second quarter from 2.86% for the first quarter.

Net interest income increased by $812,000, or 15.6%, to $6.0 million for the three months ended June 30, 2022, from $5.2 million in the same period in the prior year. Relative to the prior year quarter, the net interest margin increased by 38 basis points to 3.39% from 3.01%. The improvement reflects average loan growth of $41.3 million from the prior year quarter and an increase of 18 basis points in the average yield earned on loans, while the cost of interest-bearing liabilities decreased by 10 basis points.

The Company recognized a provision for loan losses of $269,000 for the quarter ended June 30, 2022, driven by loan growth of $78.1 million from the prior quarter. The allowance for loan losses as a percentage of total loans was 1.00%, 1.09% and 1.19% at June 30, 2022, March 31, 2022 and June 30, 2021, respectively, and was 237.4%, 237.2% and 101.9% of non-performing assets at June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

Non-interest income decreased $367,000, or 16.7%, to $1.8 million for the quarter ended June 30, 2022 from $2.2 million in the quarter ended March 31, 2022, due to a decrease of $780,000 in the net gain on loan origination and sale activities. Sold mortgages totaled $56.8 million in the second quarter of 2022, compared to $129.9 million in the first quarter of 2022. The second quarter of 2022 ended with a mortgage pipeline of $10.9 million, compared to a pipeline of $42.7 million at the end of the first quarter of 2022, and loans held for sale were $9.7 million as of June 30, 2022, compared to $22.7 million as of March 31, 2022. The decrease in the mortgage banking pipeline and loans held for sale, reflecting rising interest rates and lower margins on loans sold, contributed to the erosion in the gain on loan origination and sale activities from the prior quarter. Mortgage servicing fees increased $161,000, or 46.3%, to $509,000 for the second quarter of 2022 from $348,000 in the first quarter of 2022 because of a positive fair value adjustment of $286,000 in the second quarter of 2022, compared to a positive fair value adjustment of $135,000 for the first quarter of 2022, given declining prepayment speeds.

Non-interest income decreased $5.0 million, or 73.2%, to $1.8 million for the quarter ended June 30, 2022, from $6.8 million for the quarter ended June 30, 2021, principally due to a decrease of $5.3 million in the net gain on loan origination and sale activities. Sold mortgage loans totaled $56.8 million in the second quarter of 2022, compared to sold mortgage loans of $342.8 million during the second quarter of 2021. The second quarter of 2022 ended with a mortgage pipeline of $10.9 million, compared to a pipeline of $139.7 million at the end of the second quarter of 2021. Mortgage servicing fees increased $128,000 in the quarter ended June 30, 2022, principally due to a positive valuation adjustment to mortgage servicing rights of $286,000 in the quarter ended June 30, 2022.

Non-interest expenses decreased $1.2 million, or 14.0%, to $7.5 million in the quarter ended June 30, 2022 from $8.7 million in the quarter ended March 31, 2022. The decrease was due to a decrease in salaries and employee benefits expense of $740,000, or 14.4%, primarily attributed to lower headcount and the absence of severance expenses related to the reduction in force in the mortgage banking operation completed in the quarter ended March 31, 2022. In addition, professional fees and other non-interest expenses decreased by $707,000 from the prior quarter.

Non-interest expenses decreased $3.1 million to $7.5 million in the quarter ended June 30, 2022 from $10.6 million in the quarter ended June 30, 2021. The decrease was principally due to a decrease in salaries and employee benefits of $2.9 million, primarily attributed to lower commissions and incentives associated with lower residential loan production and reduced headcount.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

The income tax benefit was $165,000 for the three months ended June 30, 2022, compared to $1.1 million for the three months ended March 31, 2022 and $162,000 for the three months ended June 30, 2021.

Year-to-Date Operating Results

Net interest income increased by $1.0 million, or 9.6%, to $11.3 million for the six months ended June 30, 2022 from $10.3 million for the six months ended June 30, 2021. The change reflects loan growth and higher average yields earned on loans, as well as the downward pricing and improved composition of funding liabilities. An increase in the average balance of loans of $16.9 million, or 2.8%, and an 11 basis point improvement in loan yields contributed to a $678,000 improvement in total interest and dividend income. The composition of our funding base improved with an increase of $21.3 million, or 18.4%, in the average balance of non-interest bearing deposits and a decrease of $21.5 million, or 35.1%, in the average balance of borrowings. The composition change contributed to a 15 basis point decrease in the cost of interest-bearing liabilities.

The Company recognized a provision for loan losses of $340,000 for the six months ended June 30, 2022 compared to a credit for loan losses of $240,000 in the prior year period. For the six months ended June 30, 2022, loan growth was the primary contributor to the provision for loan losses.

Non-interest income decreased $15.2 million, or 79.1%, to $4.0 million for the six months ended June 30, 2022 from $19.2 million in the prior year period, principally due to a decrease of $15.0 million in the net gain on loan origination and sale activities, and a decrease in mortgage servicing fees, net, of $303,000. Mortgage loans sold were $186.6 million during the six months ended June 30, 2022, compared to $846.0 million during the prior year period. Net gain on loan origination and sale activities decreased as a result of both lower volume and margin on loan sales and the impact of a shrinking mortgage banking pipeline during the first six months of 2022. Mortgage servicing fees decreased $303,000 for the six months ended June 30, 2022 to $857,000 from $1.2 million for the six months ended June 30, 2021, primarily due to the recording of sub-servicer expenses during the six months ended June 30, 2022 of $620,000.

Non-interest expenses decreased $6.4 million, or 28.3%, to $16.2 million for the six months ended June 30, 2022 from $22.6 million for the six months ended June 30, 2021. Salaries and benefits decreased $6.2 million, or 39.2%, to $9.6 million, as a result of lower commissions and incentives associated with a normalization of residential loan production and reduced headcount. Included in salaries and benefits were severance expenses of $240,000 and $254,000 in the six months ended June 30, 2022 and 2021, respectively, relating to a reduction in force in the mortgage banking operation in 2022 and the outsourcing of residential loan servicing in 2021. Occupancy and equipment expenses decreased $441,000 as compared to the prior year period, as the Company migrated to a hybrid work environment and reduced its overall real estate footprint by closing six loan production offices and reducing the office space for the Bank’s headquarters and loan operations since the prior year, and decreased COVID-19 pandemic related spending.

The income tax benefit was $1.2 million for the six months ended June 30, 2022 compared to income tax expense of $1.5 million for the six months ended June 30, 2021. Non-qualified stock option exercises during the six months ended June 30, 2022 contributed to the income tax benefit, in addition to the pre-tax loss generated during the period.

Balance Sheet

At June 30, 2022, total assets amounted to $774.8 million, compared to $770.3 million at March 31, 2022, an increase of $4.5 million, or 0.6%. A $78.1 million increase in total loans from the prior quarter was partially offset by a $13.0 million decrease in loans held for sale and a $56.2 million decrease in total cash and cash equivalents. Deposits increased by $16.7 million, or 2.7%, in the quarter, whereas FHLB advances decreased by $12.1 million, or 26.8%.

Total assets at June 30, 2022 increased $30.6 million, or 4.1%, from $744.1 million at June 30, 2021. Contributing to asset growth was an increase of $117.0 million in net loans to $657.6 million at June 30, 2022 from $540.7 million at June 30, 2021. Commercial real estate loans increased by $21.6 million, or 12.9%, as we focused on diversifying our loan mix. Cash

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

and cash equivalents decreased by $20.0 million, or 57.3%, to $14.9 million at June 30, 2022 from $34.9 million at June 30, 2021, principally due to loan growth. FHLB advances decreased by $17.1 million to $32.9 million at June 30, 2022, from $50.0 million at June 30, 2021.

Total stockholders’ equity was $89.3 million at June 30, 2022 compared to $88.5 million at March 31, 2022. The increase of $800,000 reflects net income of $248,000 and earned ESOP compensation and the commitment of ESOP shares to be released of $946,000, and net proceeds from the exercise of stock options of $272,000, partially offset by other comprehensive losses, of $915,000.

Total stockholders’ equity was $89.3 million at June 30, 2022 compared to $100.7 million at June 30, 2021. The decrease of $11.4 million relates mainly to share repurchases of $4.9 million and dividend payments of $12.0 million, partially offset by net income from the previous twelve months of $3.9 million.

Proposed Transaction with Hometown Financial

On March 28, 2022, the Company and Hometown Financial Group, Inc. (“Hometown”) entered into an Agreement and Plan of Merger (the “merger agreement”) pursuant to which, through a series of transactions, Hometown will acquire the Company (the “merger”) in a cash transaction for total consideration valued at approximately $146.5 million. Under the terms of the merger agreement, Company shareholders will receive $27.00 for each share of Company common stock. The shareholders of the Company approved the proposed merger at a special meeting of shareholders held on June 29, 2022. The merger is expected to close in the fourth quarter of 2022 and is subject to regulatory approvals and customary closing conditions.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Quincy, Massachusetts, three loan production offices located in Massachusetts and one loan production office in Southern New Hampshire.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “assume”, “outlook”, “will”, “should”, and other expressions that predict or indicate future events and trends and which do not relate to historical matters. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, failure to obtain necessary regulatory approvals for the proposed transaction with Hometown; failure to satisfy any of the conditions to the proposed transaction with Hometown on a timely basis or at all or other delays in completing the merger; the risk that the merger agreement may be terminated in certain circumstances; the outcome of any legal proceedings that may be instituted against the Company and/or others related to the merger agreement or the merger; disruptions to the Company’s business as a result of the announcement and pendency of the merger; the reputational risks and the reaction of Randolph’s customers to the proposed transaction; ongoing disruptions due to the COVID-19 pandemic and the measures taken to contain its spread on the Company’s employees, customers, business operations, credit quality, financial position, liquidity and results of operations; changes in the general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in interest rates; competition; inflation; changes in consumer behavior due to changing political, business and economic conditions or legislative or regulatory initiatives; reputational risk relating to the Company’s participation in pandemic-related legislative and regulatory initiatives and programs; ongoing turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC. The

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, the efficiency ratio, profit percentage, tangible book value per share, non-interest income to total income and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Balance Sheet

(Dollars in thousands)

(Unaudited)

				% Change
	June 30,	March 31,	June 30,	Jun 2022 vs.	Jun 2022 vs.
	2022	2022	2021	Mar 2022	Jun 2021
Assets
Cash and cash equivalents	$14,891	$71,072	$34,876	(79.0)%	(57.3)%
Securities available for sale, at fair value	47,142	48,836	50,212	(3.5)%	(6.1)%
Loans held for sale, at fair value	9,736	22,698	74,277	(57.1)%	(86.9)%
Loans:
1-4 family residential	354,922	271,755	263,992	30.6%	34.4%
Home equity	65,210	58,501	50,555	11.5%	29.0%
Commercial real estate	189,334	199,255	167,691	(5.0)%	12.9%
Construction	33,877	32,544	29,140	4.1%	16.3%
Total real estate loans	643,343	562,055	511,378	14.5%	25.8%
Commercial and industrial	13,162	15,478	25,826	(15.0)%	(49.0)%
Consumer	6,353	7,267	9,194	(12.6)%	(30.9)%
Total loans	662,858	584,800	546,398	13.3%	21.3%
Allowance for loan losses	(6,602)	(6,357)	(6,523)	3.9%	1.2%
Net deferred loan costs and fees, and purchase premiums	1,362	1,148	785	18.6%	73.5%
Loans, net	657,618	579,591	540,660	13.5%	21.6%
Federal Home Loan Bank of Boston stock, at cost	1,778	2,734	2,855	(35.0)%	(37.7)%
Accrued interest receivable	1,699	1,434	1,523	18.5%	11.6%
Mortgage servicing rights, net	15,093	15,378	15,375	(1.9)%	(1.8)%
Premises and equipment, net	7,669	7,718	5,115	(0.6)%	49.9%
Bank-owned life insurance	8,865	8,824	8,703	0.5%	1.9%
Other assets	10,262	11,999	10,546	(14.5)%	(2.7)%
Total assets	$774,753	$770,284	$744,142	0.6%	4.1%

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$146,635	$142,793	$124,683	2.7%	17.6%
Savings accounts	195,107	196,145	190,584	(0.5)%	2.4%
NOW accounts	51,928	53,329	51,059	(2.6)%	1.7%
Money market accounts	98,331	92,769	73,967	6.0%	32.9%
Term certificates	102,002	106,515	74,631	(4.2)%	36.7%
Interest bearing brokered	47,361	33,128	57,059	43.0%	(17.0)%
Total deposits	641,364	624,679	571,983	2.7%	12.1%
Federal Home Loan Bank of Boston advances	32,946	45,000	50,016	(26.8)%	(34.1)%
Mortgagors' escrow accounts	2,546	2,773	1,783	(8.2)%	42.8%
Post-employment benefit obligations	2,055	2,064	2,226	(0.4)%	(7.7)%
Other liabilities	6,564	7,290	17,424	(10.0)%	(62.3)%
Total liabilities	685,475	681,806	643,432	0.5%	6.5%
Stockholders' Equity:
Common stock	52	52	52	0.0%	0.0%
Additional paid-in capital	45,501	44,904	46,740	1.3%	(2.7)%
Retained earnings	49,290	49,042	57,378	0.5%	(14.1)%
ESOP-Unearned compensation	(2,651)	(3,521)	(3,662)	(24.7)%	(27.6)%
Accumulated other comprehensive income (loss), net of tax	(2,914)	(1,999)	202	45.8%	(1542.6)%
Total stockholders' equity	89,278	88,478	100,710	0.9%	(11.4)%
Total liabilities and stockholders' equity	$774,753	$770,284	$744,142	0.6%	4.1%

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Balance Sheet Trend

(Dollars in thousands)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Assets
Cash and cash equivalents	$14,891	$71,072	$115,449	$12,876	$34,876
Securities available for sale, at fair value	47,142	48,836	51,666	51,725	50,212
Loans held for sale, at fair value	9,736	22,698	44,766	75,400	74,277
Loans:
1-4 family residential	354,922	271,755	236,364	265,561	263,992
Home equity	65,210	58,501	57,295	56,124	50,555
Commercial real estate	189,334	199,255	197,423	185,100	167,691
Construction	33,877	32,544	33,961	34,479	29,140
Total real estate loans	643,343	562,055	525,043	541,264	511,378
Commercial and industrial	13,162	15,478	17,242	19,896	25,826
Consumer	6,353	7,267	7,552	8,860	9,194
Total loans	662,858	584,800	549,837	570,020	546,398
Allowance for loan losses	(6,602)	(6,357)	(6,289)	(6,432)	(6,523)
Net deferred loan costs and fees, and purchase premiums	1,362	1,148	1,073	1,031	785
Loans, net	657,618	579,591	544,621	564,619	540,660
Federal Home Loan Bank of Boston stock, at cost	1,778	2,734	2,940	3,239	2,855
Accrued interest receivable	1,699	1,434	1,500	1,763	1,523
Mortgage servicing rights, net	15,093	15,378	15,616	15,402	15,375
Premises and equipment, net	7,669	7,718	7,684	6,462	5,115
Bank-owned life insurance	8,865	8,824	8,784	8,744	8,703
Other assets	10,262	11,999	10,252	10,867	10,546
Total assets	$774,753	$770,284	$803,278	$751,097	$744,142

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$146,635	$142,793	$145,666	$134,058	$124,683
Savings accounts	195,107	196,145	191,712	188,346	190,584
NOW accounts	51,928	53,329	53,996	53,804	51,059
Money market accounts	98,331	92,769	90,544	73,562	73,967
Term certificates	102,002	106,515	106,112	73,519	74,631
Interest bearing brokered	47,361	33,128	50,117	50,116	57,059
Total deposits	641,364	624,679	638,147	573,405	571,983
Federal Home Loan Bank of Boston advances	32,946	45,000	50,000	62,900	50,016
Mortgagors' escrow accounts	2,546	2,773	2,128	1,905	1,783
Post-employment benefit obligations	2,055	2,064	2,222	2,182	2,226
Other liabilities	6,564	7,290	9,878	10,108	17,424
Total liabilities	685,475	681,806	702,375	650,500	643,432
Stockholders' Equity:
Common stock	52	52	50	50	52
Additional paid-in capital	45,501	44,904	44,078	43,574	46,740
Retained earnings	49,290	49,042	60,524	60,504	57,378
ESOP-Unearned compensation	(2,651)	(3,521)	(3,568)	(3,615)	(3,662)
Accumulated other comprehensive income (loss), net of tax	(2,914)	(1,999)	(181)	84	202
Total stockholders' equity	89,278	88,478	100,903	100,597	100,710
Total liabilities and stockholders' equity	$774,753	$770,284	$803,278	$751,097	$744,142

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended			% Change
	June 30,	March 31,	June 30,	Jun 2022 vs.	Jun 2022 vs.
	2022	2022	2021	Mar 2022	Jun 2021
Interest and dividend income:
Loans	$6,182	$5,467	$5,505	13.1%	12.3%
Securities-taxable	221	216	223	2.3%	(0.9)%
Securities-tax exempt	4	4	6	0.0%	(33.3)%
Interest-bearing deposits and certificates of deposit	45	42	8	7.1%	462.5%
Total interest and dividend income	6,452	5,729	5,742	12.6%	12.4%

Interest expense:
Deposits	342	315	345	8.6%	(0.9)%
Borrowings	99	147	198	(32.7)%	(50.0)%
Total interest expense	441	462	543	(4.5)%	(18.8)%

Net interest income	6,011	5,267	5,199	14.1%	15.6%
Provision (credit) for loan losses	269	71	(27)	278.9%	(1096.3)%
Net interest income after provision (credit) for loan losses	5,742	5,196	5,226	10.5%	9.9%

Non-interest income:
Customer service fees	372	365	419	1.9%	(11.2)%
Gain on loan origination and sale activities, net	484	1,264	5,740	(61.7)%	(91.6)%
Mortgage servicing fees, net	509	348	381	46.3%	33.6%
Increase in cash surrender value of life insurance	41	40	41	2.5%	0.0%
Other	419	175	235	139.4%	78.3%
Total non-interest income	1,825	2,192	6,816	(16.7)%	(73.2)%
Non-interest expenses:
Salaries and employee benefits	4,414	5,154	7,310	(14.4)%	(39.6)%
Occupancy and equipment	559	365	621	53.2%	(10.0)%
Data processing	378	345	301	9.6%	25.6%
Professional fees	578	1,025	323	(43.6)%	78.9%
Marketing	151	157	200	(3.8)%	(24.5)%
FDIC insurance	62	58	54	6.9%	14.8%
Other non-interest expenses	1,342	1,602	1,818	(16.2)%	(26.2)%
Total non-interest expenses	7,484	8,706	10,627	(14.0)%	(29.6)%
Income (loss) before income taxes	83	(1,318)	1,415	(106.3)%	(94.1)%
Income tax expense (benefit)	(165)	(1,083)	(162)	(84.8)%	1.9%
Net income (loss)	$248	$(235)	$1,577	(205.5)%	(84.3)%

Net income (loss) per share:
Basic	$0.05	$(0.05)	$0.32
Diluted	$0.05	$(0.05)	$0.31

Weighted average shares outstanding:
Basic	4,839,796	4,815,325	4,921,182
Diluted	5,076,181	5,014,538	5,135,582

Dividends declared per share	$-	$2.15	$-

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Year to Date		% Change
	June 30,	June 30,	Jun 2022 vs.
	2022	2021	Jun 2021
Interest and dividend income:
Loans	$11,649	$11,013	5.8%
Securities-taxable	437	463	(5.6)%
Securities-tax exempt	8	12	(33.3)%
Interest-bearing deposits and certificates of deposit	87	15	480.0%
Total interest and dividend income	12,181	11,503	5.9%

Interest expense:
Deposits	657	783	(16.1)%
Borrowings	246	430	(42.8)%
Total interest expense	903	1,213	(25.6)%

Net interest income	11,278	10,290	9.6%
Provision (credit) for loan losses	340	(240)	(241.7)%
Net interest income after provision (credit) for loan losses	10,938	10,530	3.9%

Non-interest income:
Customer service fees	737	786	(6.2)%
Gain on loan origination and sale activities, net	1,748	16,733	(89.6)%
Mortgage servicing fees, net	857	1,160	(26.1)%
Increase in cash surrender value of life insurance	81	81	0.0%
Other	594	479	24.0%
Total non-interest income	4,017	19,239	(79.1)%
Non-interest expenses:
Salaries and employee benefits	9,568	15,747	(39.2)%
Occupancy and equipment	924	1,365	(32.3)%
Data processing	723	564	28.2%
Professional fees	1,603	884	81.3%
Marketing	308	370	(16.8)%
FDIC insurance	120	108	11.1%
Other non-interest expenses	2,944	3,540	(16.8)%
Total non-interest expenses	16,190	22,578	(28.3)%
Income (loss) before income taxes	(1,235)	7,191	(117.2)%
Income tax expense (benefit)	(1,248)	1,502	(183.1)%
Net income	$13	$5,689	(99.8)%

Net income per share:
Basic	$0.00	$1.14
Diluted	$0.00	$1.10

Weighted average shares outstanding:
Basic	4,827,628	4,988,283
Diluted	5,046,444	5,193,643

Dividends declared per share	$2.15	$-

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Statements of Operations Trend

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Interest and dividend income:
Loans	$6,182	$5,467	$5,923	$6,226	$5,505
Securities-taxable	221	216	217	219	223
Securities-tax exempt	4	4	4	4	6
Interest-bearing deposits and certificates of deposit	45	42	13	4	8
Total interest and dividend income	6,452	5,729	6,157	6,453	5,742

Interest expense:
Deposits	342	315	308	299	345
Borrowings	99	147	155	178	198
Total interest expense	441	462	463	477	543

Net interest income	6,011	5,267	5,694	5,976	5,199
Provision (credit) for loan losses	269	71	(108)	(90)	(27)
Net interest income after provision (credit) for loan losses	5,742	5,196	5,802	6,066	5,226

Non-interest income:
Customer service fees	372	365	422	410	419
Gain on loan origination and sale activities, net	484	1,264	3,723	7,229	5,740
Mortgage servicing fees, net	509	348	257	274	381
Increase in cash surrender value of life insurance	41	40	41	41	41
Other	419	175	92	195	235
Total non-interest income	1,825	2,192	4,535	8,149	6,816
Non-interest expenses:
Salaries and employee benefits	4,414	5,154	6,084	6,381	7,310
Occupancy and equipment	559	365	713	714	621
Data processing	378	345	237	367	301
Professional fees	578	1,025	325	490	323
Marketing	151	157	245	134	200
FDIC insurance	62	58	55	54	54
Other non-interest expenses	1,342	1,602	1,562	1,719	1,818
Total non-interest expenses	7,484	8,706	9,221	9,859	10,627
Income (loss) before income taxes	83	(1,318)	1,116	4,356	1,415
Income tax expense (benefit)	(165)	(1,083)	330	1,230	(162)
Net income (loss)	$248	$(235)	$786	$3,126	$1,577

Net income (loss) per share:
Basic	$0.05	$(0.05)	$0.17	$0.64	$0.32
Diluted	$0.05	$(0.05)	$0.16	$0.62	$0.31

Weighted average shares outstanding:
Basic	4,839,796	4,815,325	4,743,833	4,869,155	4,921,182
Diluted	5,076,181	5,014,538	4,993,750	5,074,676	5,135,582

Dividends declared per share	$-	$2.15	$0.15	$-	$-

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Balances/Yields

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate (7)	Balance	Paid	Rate (7)	Balance	Paid	Rate (7)
Interest-earning assets:
Loans:
1-4 family residential (1)	$320,545	$2,941	3.68%	$274,883	$2,400	3.54%	$319,087	$2,763	3.47%
Home equity	62,406	574	3.69%	57,046	470	3.34%	49,789	412	3.32%
Commercial real estate	197,928	2,025	4.10%	197,330	1,921	3.95%	159,423	1,666	4.19%
Construction	32,095	314	3.92%	32,734	296	3.67%	29,902	289	3.88%
Total real estate loans	612,974	5,854	3.83%	561,993	5,087	3.67%	558,201	5,130	3.69%
Commercial and industrial	14,123	234	6.65%	16,631	277	6.75%	25,497	266	4.18%
Consumer	6,924	94	5.45%	7,617	103	5.48%	9,052	109	4.83%
Total loans	634,021	6,182	3.91%	586,241	5,467	3.78%	592,750	5,505	3.73%
Investment securities(2) (3)	49,426	226	1.83%	52,930	221	1.69%	55,376	230	1.67%
Interest-earning deposits	27,803	45	0.65%	107,866	42	0.16%	43,888	8	0.07%
Total interest-earning assets	711,250	6,453	3.64%	747,037	5,730	3.11%	692,014	5,743	3.33%
Noninterest-earning assets	41,971			41,939			40,257
Total assets	$753,221			$788,976			$732,271
Interest-bearing liabilities:
Savings accounts	194,944	76	0.16%	194,120	72	0.15%	192,434	89	0.19%
NOW accounts	52,890	49	0.37%	62,039	43	0.28%	69,730	38	0.22%
Money market accounts	98,813	79	0.32%	93,174	36	0.16%	72,469	43	0.24%
Term certificates	141,279	138	0.39%	143,320	164	0.46%	104,604	175	0.67%
Total interest-bearing deposits	487,926	342	0.28%	492,653	315	0.26%	439,237	345	0.32%
FHLBB and FRB advances	31,058	99	1.28%	48,333	147	1.23%	51,502	198	1.54%
Total interest-bearing liabilities	518,984	441	0.34%	540,986	462	0.35%	490,739	543	0.44%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	133,915			140,454			124,656
Other noninterest-bearing liabilities	10,642			11,559			13,606
Total liabilities	663,541			692,999			629,001
Total stockholders' equity	89,680			95,977			103,270
Total liabilities and stockholders' equity	$753,221			$788,976			$732,271
Net interest income		$6,012			$5,268			$5,200
Interest rate spread(4)			3.30%			2.76%			2.89%
Net interest-earning assets(5)	$192,266			$206,051			$201,275
Net interest margin(6)			3.39%			2.86%			3.01%
Cost of deposits (8)			0.22%			0.20%			0.25%
Cost of funds (9)			0.27%			0.27%			0.35%
Ratio of interest-earning assets to interest-bearing liabilities	137.05%			138.09%			141.01%
(1) Includes nonaccruing loan balances and interest received on such loans, in addition to loans held for sale.

(2) Includes carrying value of securities classified as available-for-sale and FHLBB stock.

(3) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $1,000, $1,000 and $1,000 for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

(7) During the fourth quarter of 2021, the Company changed the yield calculation method from the “30/360” to the “Actual/Actual” method. Management believes that the “Actual/Actual” method provides a more consistent and relevant metric for yield performance comparisons.

(8) Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.

(9) Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Balances/Yields

(Dollars in thousands)

(Unaudited)

	Year to Date
	June 30, 2022			June 30, 2021
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate (7)	Balance	Paid	Rate (7)
Interest-earning assets:
Loans:
1-4 family residential (1)	$297,840	$5,341	3.62%	$327,897	$5,737	3.53%
Home equity	59,740	1,044	3.52%	49,090	845	3.47%
Commercial real estate	197,631	3,946	4.03%	153,088	3,072	4.05%
Construction	32,413	610	3.80%	30,125	584	3.91%
Total real estate loans	587,624	10,941	3.75%	560,200	10,238	3.69%
Commercial and industrial	15,370	511	6.70%	23,689	540	4.60%
Consumer	7,268	197	5.47%	9,493	235	4.99%
Total loans	610,262	11,649	3.85%	593,382	11,013	3.74%
Investment securities(2) (3)	51,168	447	1.76%	56,590	477	1.70%
Interest-earning deposits	67,613	87	0.26%	39,713	15	0.08%
Total interest-earning assets	729,043	12,183	3.37%	689,685	11,505	3.36%
Noninterest-earning assets	41,958			41,146
Total assets	$771,001			$730,831
Interest-bearing liabilities:
Savings accounts	194,535	148	0.15%	191,379	187	0.20%
NOW accounts	57,439	92	0.32%	69,621	86	0.25%
Money market accounts	96,009	115	0.24%	74,222	97	0.26%
Term certificates	142,294	302	0.43%	100,812	413	0.83%
Total interest-bearing deposits	490,277	657	0.27%	436,034	783	0.36%
FHLBB and FRB advances	39,648	246	1.25%	61,126	430	1.42%
Total interest-bearing liabilities	529,925	903	0.34%	497,160	1,213	0.49%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	137,167			115,841
Other noninterest-bearing liabilities	11,098			14,486
Total liabilities	678,190			627,487
Total stockholders' equity	92,811			103,344
Total liabilities and stockholders' equity	$771,001			$730,831
Net interest income		$11,280			$10,292
Interest rate spread(4)			3.03%			2.87%
Net interest-earning assets(5)	$199,118			$192,525
Net interest margin(6)			3.12%			3.01%
Cost of deposits (8)			0.21%			0.29%
Cost of funds (9)			0.27%			0.40%
Ratio of interest-earning assets to interest-bearing liabilities	137.57%			138.72%

(1) Includes nonaccruing loan balances and interest received on such loans, in addition to loans held for sale.

(2) Includes carrying value of securities classified as available-for-sale and FHLBB stock.

(3) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $2,000 and $2,000 for the six months ended June 30, 2022 and 2021, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

(7) During the fourth quarter of 2021, the Company changed the yield calculation method from the “30/360” to the “Actual/Actual” method. Management believes that the “Actual/Actual” method provides a more consistent and relevant metric for yield performance comparisons.

(8) Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.

(9) Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Balances Trend

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Interest-earning assets:
Loans:
1-4 family residential	$320,545	$274,883	$319,855	$345,576	$319,087
Home equity	62,406	57,046	57,183	53,345	49,789
Commercial real estate	197,928	197,330	186,943	174,319	159,423
Construction	32,095	32,734	34,246	32,690	29,902
Total real estate loans	612,974	561,993	598,227	605,930	558,201
Commercial and industrial	14,123	16,631	18,311	22,693	25,497
Consumer	6,924	7,617	8,313	12,820	9,052
Total loans	634,021	586,241	624,851	641,443	592,750
Investment securities	49,426	52,930	54,314	54,229	55,376
Interest-earning deposits	27,803	107,866	41,161	11,002	43,888
Total interest-earning assets	711,250	747,037	720,326	706,674	692,014
Non-interest earning assets	41,971	41,939	43,478	44,614	40,257
Total assets	$753,221	$788,976	$763,804	$751,288	$732,271

Interest-bearing liabilities:
Savings accounts	$194,944	$194,120	$191,464	$189,254	$192,434
NOW accounts	52,890	62,039	62,838	61,951	69,730
Money market accounts	98,813	93,174	77,140	73,662	72,469
Term certificates	141,279	143,320	135,406	113,787	104,604
Total interest-bearing deposits	487,926	492,653	466,848	438,654	439,237
FHLBB and FRB advances	31,058	48,333	53,592	64,047	51,502
Total interest-bearing liabilities	518,984	540,986	520,440	502,701	490,739
Noninterest-bearing liabilities:
Noninterest-bearing deposits	133,915	140,454	127,486	126,165	124,656
Other noninterest-bearing liabilities	10,642	11,559	13,305	19,021	13,606
Total liabilities	663,541	692,999	661,231	647,887	629,001
Total stockholders' equity	89,680	95,977	102,573	103,401	103,270
Total liabilities and stockholders' equity	$753,221	$788,976	$763,804	$751,288	$732,271

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Interest Earned and Paid Trend

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Interest-earning assets:
Loans:
1-4 family residential	$2,941	$2,400	$2,790	$3,021	$2,763
Home equity	574	470	480	475	412
Commercial real estate	2,025	1,921	1,880	1,809	1,666
Construction	314	296	331	310	289
Total real estate loans	5,854	5,087	5,481	5,615	5,130
Commercial and industrial	234	277	331	493	266
Consumer	94	103	111	118	109
Total loans	6,182	5,467	5,923	6,226	5,505
Investment securities	226	221	222	224	230
Interest-earning deposits	45	42	13	4	8
Total interest-earning assets	6,453	5,730	6,158	6,454	5,743

Interest-bearing liabilities:
Savings accounts	$76	$72	$72	$76	$89
NOW accounts	49	43	29	23	38
Money market accounts	79	36	36	41	43
Term certificates	138	164	171	159	175
Total interest-bearing deposits	342	315	308	299	345
FHLBB and FRB advances	99	147	155	178	198
Total interest-bearing liabilities	441	462	463	477	543

Net interest income	6,012	5,268	5,695	5,977	5,200

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Yield Trend(1)

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Interest-earning assets:
Loans:
1-4 family residential	3.68%	3.54%	3.46%	3.47%	3.47%
Home equity	3.69%	3.34%	3.33%	3.53%	3.32%
Commercial real estate	4.10%	3.95%	3.99%	4.12%	4.19%
Construction	3.92%	3.67%	3.83%	3.76%	3.88%
Total real estate loans	3.83%	3.67%	3.63%	3.68%	3.69%
Commercial and industrial	6.65%	6.75%	7.17%	8.62%	4.18%
Consumer	5.45%	5.48%	5.30%	3.65%	4.83%
Total loans	3.91%	3.78%	3.76%	3.85%	3.73%
Investment securities	1.83%	1.69%	1.62%	1.64%	1.67%
Interest-earning deposits	0.65%	0.16%	0.13%	0.14%	0.07%
Total interest-earning assets	3.64%	3.11%	3.39%	3.62%	3.33%

Interest-bearing liabilities:
Savings accounts	0.16%	0.15%	0.15%	0.16%	0.19%
NOW accounts	0.37%	0.28%	0.18%	0.15%	0.22%
Money market accounts	0.32%	0.16%	0.19%	0.22%	0.24%
Term certificates	0.39%	0.46%	0.50%	0.55%	0.67%
Total interest-bearing deposits	0.28%	0.26%	0.26%	0.27%	0.32%
FHLBB and FRB advances	1.28%	1.23%	1.15%	1.10%	1.54%
Total interest-bearing liabilities	0.34%	0.35%	0.35%	0.38%	0.44%

Interest rate spread	3.30%	2.76%	3.04%	3.24%	2.89%
Net interest rate margin	3.39%	2.86%	3.14%	3.36%	3.01%
Cost of deposits	0.22%	0.20%	0.21%	0.21%	0.25%
Cost of funds	0.27%	0.27%	0.28%	0.30%	0.35%
Ratio of interest-earning assets to interest-bearing liabilities	137.05%	138.09%	138.41%	140.58%	141.01%

(1)

During the fourth quarter of 2021, the Company changed the yield calculation method from the “30/360” to the “Actual/Actual” method. Management believes that the “Actual/Actual” method provides a more consistent and relevant metric for yield performance comparisons.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2022 vs. March 31, 2022
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans:
1-4 family residential	$360	$181	541
Home equity	39	65	104
Commercial real estate	4	100	104
Construction	(5)	23	18
Total real estate loans	398	369	767
Commercial and industrial	(39)	(4)	(43)
Consumer	(8)	(1)	(9)
Total loans	351	364	715
Investment securities	(14)	19	5
Interest-earning deposits	(12)	15	3
Total interest-earning assets	325	398	723
Interest-bearing liabilities:
Savings accounts	-	4	4
NOW accounts	(5)	11	6
Money market accounts	2	41	43
Term certificates	(2)	(24)	(26)
Total interest-bearing deposits	(5)	32	27
FHLBB and FRB advances	(53)	5	(48)
Total interest-bearing liabilities	(58)	37	(21)
Change in net interest income	$383	$361	$744

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2022 vs. 2021
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans:
1-4 family residential	$13	$165	178
Home equity	96	66	162
Commercial real estate	395	(36)	359
Construction	21	4	25
Total real estate loans	525	199	724
Commercial and industrial	(89)	57	(32)
Consumer	(24)	9	(15)
Total loans	412	265	677
Investment securities	(24)	20	(4)
Interest-earning deposits	(2)	39	37
Total interest-earning assets	386	324	710
Interest-bearing liabilities:
Savings accounts	1	(14)	(13)
NOW accounts	(7)	18	11
Money market accounts	13	23	36
Term certificates	50	(87)	(37)
Total interest-bearing deposits	57	(60)	(3)
FHLBB and FRB advances	(69)	(30)	(99)
Total interest-bearing liabilities	(12)	(90)	(102)
Change in net interest income	$398	$414	$812

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Year to Date
	June 30, 2022 vs. 2021
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans:
1-4 family residential	$(516)	$120	(396)
Home equity	180	19	199
Commercial real estate	889	(15)	874
Construction	43	(17)	26
Total real estate loans	596	107	703
Commercial and industrial	(152)	123	(29)
Consumer	(51)	13	(38)
Total loans	393	243	636
Investment securities	(45)	15	(30)
Interest-earning deposits	5	67	72
Total interest-earning assets	353	325	678
Interest-bearing liabilities:
Savings accounts	3	(42)	(39)
NOW accounts	(13)	19	6
Money market accounts	26	(8)	18
Term certificates	132	(243)	(111)
Total interest-bearing deposits	148	(274)	(126)
FHLBB and FRB advances	(138)	(46)	(184)
Total interest-bearing liabilities	10	(320)	(310)
Change in net interest income	$343	$645	$988

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Quarterly Trend in Mortgage Banking Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Gain on loan origination and sale activities, net
Gain on sale of mortgages and realized gain from derivative financial instruments, net	$632	$3,093	$4,818	$6,339	$6,545
Net change in fair value of loans held for sale and portfolio loans accounted for at fair value	218	(1,559)	(1,360)	549	1,091
Capitalized residential mortgage loan servicing rights	160	377	942	783	1,476
Net change in fair value of derivative loan commitments and forward loan sale commitments	(526)	(647)	(677)	(442)	(3,372)
Gain on loan origination and sales activities, net	$484	$1,264	$3,723	$7,229	$5,740

Mortgage servicing fees, net
Residential mortgage loan servicing fees	$1,259	$1,277	$1,355	$1,282	$1,205
Amortization of residential mortgage loan servicing rights	(731)	(749)	(831)	(795)	(759)
Release (provision) to the valuation allowance of mortgage loan servicing rights	286	135	43	39	(65)
Sub-servicer expenses (1)	(305)	(315)	(310)	(252)	-
Mortgage servicing fees, net	$509	$348	$257	$274	$381
Total gain on loan origination and sales activities and mortgage servicing fees	$993	$1,612	$3,980	$7,503	$6,121

Principal balance of loans originated for sale	$71,626	$110,371	$222,644	$260,519	$309,033
Principal balance of loans sold	$56,752	$129,858	$297,316	$260,473	$342,762
Ending notional amount of derivative loan commitments	$10,913	$42,678	$85,887	$158,085	$139,748
Loans held for sale, at fair value	$9,736	$22,698	$44,766	$75,400	$74,277
Margin on loans sold (2)	1.40%	2.67%	1.94%	2.73%	2.34%

(1)

Sub-servicer expenses were first incurred during the three months ended September 30, 2021, due to a conversion of the Company’s mortgage loan servicing activities. Previously, all expenses related to servicing mortgage loans serviced for others were included in non-interest expenses.

(2)

Margin on loans sold is calculated as the sum of the gain on sale of mortgages and realized gain from derivative financial instruments, net, plus capitalized residential mortgage loan servicing rights divided by the principal balance of loans sold.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Year-to-Date Trend in Mortgage Banking Income

(Dollars in thousands)

(Unaudited)

	Year-to-Date
	June 30,	June 30,
	2022	2021
Gain on loan origination and sale activities, net
Gain on sale of mortgages and realized gain from derivative financial instruments, net	$3,725	$22,421
Net change in fair value of loans held for sale and portfolio loans accounted for at fair value	(1,341)	(2,725)
Capitalized residential mortgage loan servicing rights	537	4,273
Net change in fair value of derivative loan commitments and forward loan sale commitments	(1,173)	(7,236)
Gain on loan origination and sales activities, net	$1,748	$16,733

Mortgage servicing fees, net
Residential mortgage loan servicing fees	$2,536	$2,375
Amortization of residential mortgage loan servicing rights	(1,480)	(1,571)
Release (provision) to the valuation allowance of mortgage loan servicing rights	421	356
Sub-servicer expenses (1)	(620)	-
Mortgage servicing fees, net	$857	$1,160
Total gain on loan origination and sales activities and mortgage servicing fees	$2,605	$17,893

Principal balance of loans originated for sale	$181,997	$796,708
Principal balance of loans sold	$186,610	$846,047
Ending notional amount of derivative loan commitments	$10,913	$139,748
Loans held for sale, at fair value	$9,736	$74,277
Margin on loans sold (2)	2.28%	3.16%

(1)

Sub-servicer expenses were first incurred during the three months ended September 30, 2021, due to a conversion of the Company’s mortgage loan servicing activities. Previously, all expenses related to servicing mortgage loans serviced for others were included in non-interest expenses.

(2)

Margin on loans sold is calculated as the sum of the gain on sale of mortgages and realized gain from derivative financial instruments, net, plus capitalized residential mortgage loan servicing rights divided by the principal balance of loans sold.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended June 30, 2022
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$5,741	$270	$6,011
Provision for loan losses	269	-	269
Net interest income after provision for loan losses	5,472	270	5,742

Non-interest income:
Customer service fees	365	7	372
Gain on loan origination and sale activities, net (1)	-	1,920	1,920
Mortgage servicing fees, net	(240)	749	509
Other	369	91	460
Total non-interest income	494	2,767	3,261

Non-interest expenses:
Salaries and employee benefits	1,831	2,583	4,414
Occupancy and equipment	447	112	559
Other non-interest expenses(2)	1,357	1,154	2,511
Total non-interest expenses	3,635	3,849	7,484

Income (loss) before income taxes and elimination of inter-segment profit	$2,331	$(812)	1,519

Elimination of inter-segment profit			(1,436)
Income before income taxes			83

Income tax expense (benefit)			(165)
Net income			$248

(1)	Before elimination of inter-segment profit.
(2)	Other non-interest expenses include $357,000 of merger expenses. The full amount of merger expenses was allocated to Envision Bank.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended March 31, 2022
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$5,011	$256	$5,267
Provision for loan losses	71	-	71
Net interest income after provision for loan losses	4,940	256	5,196

Non-interest income:
Customer service fees	355	10	365
Gain on loan origination and sale activities, net (1)	-	1,991	1,991
Mortgage servicing fees, net	(205)	553	348
Other	99	116	215
Total non-interest income	249	2,670	2,919

Non-interest expenses:
Salaries and employee benefits	1,935	3,219	5,154
Occupancy and equipment	512	(147)	365
Other non-interest expenses(2)	1,911	1,276	3,187
Total non-interest expenses	4,358	4,348	8,706

Income (loss) before income taxes and elimination of inter-segment profit	$831	$(1,422)	(591)

Elimination of inter-segment profit			(727)
Income (loss) before income taxes			(1,318)

Income tax expense (benefit)			(1,083)
Net income (loss)			$(235)
(1)	Before elimination of inter-segment profit.
(2)	Other non-interest expenses include $588,000 of merger expenses. The full amount of merger expenses was allocated to Envision Bank.
The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended June 30, 2021
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,535	$664	$5,199
Provision (credit) for loan losses	(27)	-	(27)
Net interest income after provision for loan losses	4,562	664	5,226

Non-interest income:
Customer service fees	393	26	419
Gain on loan origination and sale activities, net (1)	-	6,558	6,558
Mortgage servicing fees, net	(94)	475	381
Other	158	118	276
Total non-interest income	457	7,177	7,634

Non-interest expenses:
Salaries and employee benefits	1,746	5,564	7,310
Occupancy and equipment	407	214	621
Other non-interest expenses	1,265	1,431	2,696
Total non-interest expenses	3,418	7,209	10,627

Income (loss) before income taxes and elimination of inter-segment profit	$1,601	$632	2,233

Elimination of inter-segment profit			(818)
Income before income taxes			1,415

Income tax expense (benefit)			(162)
Net income			$1,577
(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Six Months Ended June 30, 2022
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$10,751	$527	$11,278
Provision (credit) for loan losses	340	-	340
Net interest income after provision (credit) for loan losses	10,411	527	10,938

Non-interest income:
Customer service fees	720	17	737
Gain on loan origination and sale activities, net (1)	-	3,911	3,911
Mortgage servicing fees, net	(445)	1,302	857
Other	468	207	675
Total non-interest income	743	5,437	6,180

Non-interest expenses:
Salaries and employee benefits	3,766	5,802	9,568
Occupancy and equipment	959	(35)	924
Other non-interest expenses(2)	3,268	2,430	5,698
Total non-interest expenses	7,993	8,197	16,190

Income before income taxes and elimination of inter-segment profit	$3,161	$(2,233)	928

Elimination of inter-segment profit			(2,163)
Income before income taxes			(1,235)

Income tax expense			(1,248)
Net income			$13
(1)	Before elimination of inter-segment profit.
(2)	Other non-interest expenses include $945,000 of merger expenses. The full amount of merger expenses was allocated to Envision Bank.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Six Months Ended June 30, 2021
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$8,736	$1,554	$10,290
Provision (credit) for loan losses	(240)	-	(240)
Net interest income after provision for loan losses	8,976	1,554	10,530

Non-interest income:
Customer service fees	733	53	786
Gain on loan origination and sale activities, net (1)	-	18,232	18,232
Mortgage servicing fees, net	(189)	1,349	1,160
Other	309	251	560
Total non-interest income	853	19,885	20,738

Non-interest expenses:
Salaries and employee benefits (2)	3,548	12,199	15,747
Occupancy and equipment	851	514	1,365
Other non-interest expenses	2,349	3,117	5,466
Total non-interest expenses	6,748	15,830	22,578

Income (loss) before income taxes and elimination of inter-segment profit	$3,081	$5,609	8,690

Elimination of inter-segment profit			(1,499)
Income before income taxes			7,191

Income tax expense			1,502
Net income			$5,689
(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share amounts)

Unaudited

		Quarter Ended
		June 30, 2022
Adjustments	Income Statement Section	Income Before Taxes	Provision (Credit) for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$83	$(165)	$248	$0.05
Merger expenses(1)	Non-interest expense	357	-	357	0.07
Non-GAAP basis		$440	$(165)	$605	$0.12

		Quarter Ended
		March 31, 2022
Adjustments	Income Statement Section	Income (Loss) Before Taxes	Provision (Credit) for Income Taxes	Net Income (Loss)	Earnings (Loss) per Share (diluted)
GAAP basis		$(1,318)	$(1,083)	$(235)	$(0.05)
Merger expenses(1)	Non-interest expense	588	-	588	0.12
Reversal of cease use liability	Non-interest expense	(290)	(89)	(201)	(0.04)
Severance expenses	Non-interest expense	240	74	166	0.03
Non-GAAP basis		$(780)	$(1,098)	$318	$0.06

		Quarter Ended
		December 31, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$1,116	$330	$786	$0.16
Loss on disposal of fixed assets	Non-interest income	55	16	39	0.01
Accrued severance expenses	Non-interest expense	26	7	19	-
Non-GAAP basis		$1,197	$353	$844	$0.17

		Quarter Ended
		September 30, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$4,356	$1,230	$3,126	$0.62
Accrued severance expenses	Non-interest expense	139	40	99	0.02
Other outsourcing expenses	Non-interest expense	190	54	136	0.03
Non-GAAP basis		$4,685	$1,324	$3,361	$0.67

		Quarter Ended
		June 30, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision (Credit) for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$1,415	$(162)	$1,577	$0.31
Loss on disposal of fixed assets	Non-interest expense	29	8	21	-
Accrued severance expenses	Non-interest expense	145	41	104	0.02
Other outsourcing expenses	Non-interest expense	71	20	51	0.01
Non-GAAP basis		$1,660	$(93)	$1,753	$0.34

(1)	Merger expenses are not tax deductible and therefore no provision for income taxes is calculated in the table.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share amounts)

(Unaudited)

		Year to Date
		June 30, 2022
Adjustments	Income Statement Section	Income (Loss) Before Taxes	Provision (Credit) for Income Taxes	Net Income (Loss)	Earnings (Loss) per Share (diluted)
GAAP basis		$(1,235)	$(1,248)	$13	$-
Merger expenses(1)	Non-interest expense	945	-	945	0.19
Reversal of cease use liability	Non-interest expense	(290)	(89)	(201)	(0.04)
Severance expenses	Non-interest expense	240	74	166	0.03
Non-GAAP basis		$(340)	$(1,263)	$923	$0.18

		Year to Date
		June 30, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$7,191	$1,502	$5,689	$1.10
Loss on disposal of fixed assets	Non-interest expense	29	8	21	-
Accrued severance expenses	Non-interest expense	254	72	182	0.04
Other outsourcing expenses	Non-interest expense	71	20	51	0.01
Non-GAAP basis		$7,545	$1,602	$5,943	$1.15

(1)	Merger expenses are not tax deductible and therefore no provision for income taxes is calculated in the table.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Return on average assets: (1, 5)
GAAP	0.13%	(0.12%)	0.41%	1.66%	0.86%
Non-GAAP (2)	0.32%	0.16%	0.44%	1.79%	0.96%

Return on average equity: (1, 6)
GAAP	1.11%	(0.98%)	3.07%	12.09%	6.11%
Non-GAAP (2)	2.70%	1.33%	3.29%	13.00%	6.79%

Net interest margin (10)	3.39%	2.86%	3.14%	3.36%	3.01%

Non-interest income to total income:
GAAP	23.29%	29.39%	44.33%	57.69%	56.73%
Non-GAAP (2)	23.29%	29.39%	44.63%	57.69%	56.83%

Profit percentage (9)
GAAP	4.49%	(16.72%)	9.85%	30.20%	11.55%
Non-GAAP (2)	9.05%	(9.51%)	10.59%	32.53%	13.56%

Efficiency ratio: (7)
GAAP	95.51%	116.72%	90.15%	69.80%	88.45%
Non-GAAP (2)	90.95%	109.51%	89.41%	67.47%	86.44%

Tier 1 capital to average assets (3)	12.24%	11.47%	13.23%	13.38%	13.72%

Non-performing assets as a percentage of total assets (4)	0.36%	0.37%	0.33%	0.20%	0.86%

Allowance for loan losses as a percentage of total loans (4)	1.00%	1.09%	1.14%	1.13%	1.19%
Allowance for loan losses as a percentage of total loans, excluding SBA PPP Loans (4)	1.00%	1.09%	1.15%	1.14%	1.22%

Allowance for loan losses as a percentage of non-performing assets	237.40%	237.17%	239.67%	427.66%	101.89%
Allowance for loan losses as a percentage of non-performing loans	237.40%	237.17%	239.67%	427.66%	101.89%

Tangible book value per share (8)	$17.18	$17.07	$19.73	$19.71	$19.16
Outstanding shares	5,197,680	5,180,670	5,113,825	5,103,619	5,254,522
(1)	Annualized for quarterly periods presented.
(2)	See page 26 – Reconciliation of GAAP to Non-GAAP Net Income.
(3)	Average assets calculated on a quarterly basis for all periods presented.
(4)	Total loans exclude loans held for sale but includes net deferred loan costs and fees.
(5)	This non-GAAP measure represents net income divided by average total assets.
(6)	This non-GAAP measure represents net income divided by average stockholders’ equity.
(7)	This non-GAAP measure represents total non-interest expenses divided by net interest income and non-interest income.
(8)

This non-GAAP measure represents total stockholders’ equity, minus intangible assets of $0, $22,000, $24,000, $26,000, and $28,000 at June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021, respectively, divided by outstanding shares at period end. The Company recorded a full impairment of intangible assets during the second quarter of 2022.

(9)	This non-GAAP measure represents net interest income plus noninterest income less non-interest expense divided by net interest income plus non-interest income.
(10)

During the fourth quarter of 2021, the Company changed the yield calculation method from the “30/360” to the “Actual/Actual” method. Management believes that the “Actual/Actual” method provides a more consistent and relevant metric for yield performance comparisons.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	At or for the Six Months Ended
	June 30,	June 30,
	2022	2021
Return on average assets: (1, 5)
GAAP	0.00%	1.56%
Non-GAAP (2)	0.24%	1.63%

Return on average equity: (1, 6)
GAAP	0.03%	11.01%
Non-GAAP (2)	1.99%	11.50%

Net interest margin (10)	3.12%	2.98%

Non-interest income to total income:
GAAP	26.26%	65.15%
Non-GAAP (2)	26.26%	65.19%

Profit percentage (9)
GAAP	(5.85%)	23.54%
Non-GAAP (2)	0.00%	24.71%

Efficiency ratio: (7)
GAAP	105.85%	76.46%
Non-GAAP (2)	100.00%	75.29%

Tier 1 capital to average assets (3)	12.24%	13.72%

Non-performing assets as a percentage of total assets (4)	0.36%	0.86%

Allowance for loan losses as a percentage of total loans (4)	1.00%	1.19%
Allowance for loan losses as a percentage of total loans, excluding SBA PPP Loans (4)	1.00%	1.22%

Allowance for loan losses as a percentage of non-performing assets	237.40%	101.89%
Allowance for loan losses as a percentage of non-performing loans	237.40%	101.89%

Tangible book value per share (8)	$17.18	$19.16
Outstanding shares	5,197,680	5,254,522
(1)	Annualized for quarterly periods presented.
(2)	See page 27 – Reconciliation of GAAP to Non-GAAP Net Income.
(3)	Average assets calculated on an annual basis for all periods presented.
(4)	Total loans exclude loans held for sale but includes net deferred loan costs and fees.
(5)	This non-GAAP measure represents net income divided by average total assets.
(6)	This non-GAAP measure represents net income divided by average stockholders’ equity.
(7)	This non-GAAP measure represents total non-interest expenses divided by net interest income and non-interest income.
(8)	This non-GAAP measure represents total stockholders’ equity, minus intangible assets of $0 and $28,000 at June 30, 2022 and June 30, 2021, respectively, divided by outstanding shares at period end.
(9)	This non-GAAP measure represents net interest income plus noninterest income less non-interest expense divided by net interest income plus non-interest income.
(10)

During the fourth quarter of 2021, the Company changed the yield calculation method from the “30/360” to the “Actual/Actual” method. Management believes that the “Actual/Actual” method provides a more consistent and relevant metric for yield performance comparisons.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com